Exhibit 10.15
[LuminentOIC LOGO]
Employment Agreement
     This employment agreement is effective as of December 26, 2006 between LuminentOIC Inc. (“LUMINENTOIC INC.”) and Brett Chloupek (“Employee”).
A. Recitals
1. LUMINENTOIC INC. desires to employ the Employee, and the Employee desires to accept such employment, on the terms and conditions set forth in this agreement.
2. The representations, warranties covenants and agreements of the Employee are in consideration of the compensation paid to Employee and shall survive the termination of this agreement.
3. LUMINENTOIC INC. is materially relying upon each of Employee’s covenants, agreements, representations and warranties in employing Employee with the company.
THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this agreement, it is agreed as follows:
B. At-Will Nature of Employment
1. It is understood and agreed between LUMINENTOIC INC. and Employee that the employment relationship is “at-will”: in other words, employment may be terminated at any time, with or without cause, and with or without notice. Employee understands and acknowledges that his or her employment with LUMINENTOIC INC. is for no specific term. LUMINENTOIC INC. has and will continue to have the absolute and unconditional right to terminate the employment relationship for any reason, with or without cause or prior notice. Nothing in this Agreement shall obligate LUMINENTOIC INC. to continue to retain Employee as an employee.
C. Duties
1. Employee shall, under the direction of the Chief Executive Officer and President of the Company, and such other executive or management, perform the duties of LUMINENTOIC INC.’s Chief Financial Officer and such other duties as the Chief Executive Officer, President, or such other executive or management may from time to time assign either orally or in writing, and subject to the direction and policies of LUMINENTOIC INC. and its board of directors as they may be, from time to time, stated either orally or in writing.
2. While employed with LUMINENTOIC INC., Employee agrees that he or she will not undertake planning for or organization of any business activity competitive with LUMINENTOIC INC.’s business or combine or join with other employees or representatives of LUMINENTOIC INC.’s business for the purpose of organizing any such competitive business activity.
3. Employee shall promptly disclose to LUMINENTOIC INC.’s appropriate corporate officers or directors all business opportunities that (i) are present to Employee in his or her capacity as an employee of the company, and (ii) of a similar nature to the type of business in which LUMINENTOIC INC. currently engages in or has expressed an interest in engaging in the future. Employee shall not usurp or take advantage of any such business opportunity without first offering such opportunity to LUMINENTOIC INC.

4. Employee shall not take any of the following actions on behalf of LUMINENTOIC INC. without the express written approval of the President.
     a) Borrowing or obtaining credit in any amount or executing any guaranty;
     b) Expending funds for capital equipment in excess of budgeted expenditures for any calendar month;
     c) Selling or transferring capital assets exceeding $500 in marked value in any single transaction or exceeding $500 in market value in any one fiscal year;
     d) Executing any contract or making any commitment for the purchase or sale of LUMINENTOIC INC.’s products or facilities in an amount exceeding $100;
     e) Executing any lease of real or personal property providing for any in excess of $0;
     f) Exercising any discretionary authority or control over the management of any employee welfare or pension benefit plan or over the disposition of the assets of any such plan; and,
     g) Entering into or making any contract of employment on behalf of LUMINENTOIC INC.
5. Employee is not authorized to hire, fire or discipline any employee outside of the Employee’s organizational structure, as defined from time to time, unless authorized by the Chief Executive Officer, President, or Vice President of Human Resources. Employee shall have the right to discipline employees within the Employee’s organizational structure, as defined from time to time. Employee shall have the right to fire employees within Employee’s organizational structure, as defined from time to time, with the consent of the CEO, which shall not be unreasonably withheld
6. The Employee shall devote all of his business time, attention, and energy to the Company and shall not, during the term of his/her employment, be actively engaged in any managerial or employment capacity in any other business activity for gain, profit, or other pecuniary advantage, unless LUMINENTOIC INC. consents to Employee’s involvement in such business activity in writing. This restriction shall not be construed as preventing the Employee from making investments that do not unreasonably interfere with the performance of his/her duties with the LUMINENTOIC INC.
7. Employee represents to LUMINENTOIC INC. that he/she has no other outstanding commitments inconsistent with any of the terms of this agreement or the services to be rendered under it.
8. Employee understands that his or her presence at the LUMINENTOIC INC.’s worksite located at Chatsworth, California, is an essential function of his/her position and represents herein that he/she would not be able to perform the essential functions of his/her position from anywhere else other than LUMINENTOIC INC.’s worksite. Additionally, Employee understands that his or her ability to work in a high stress environment is a further essential function of his/her position.
D. Compensation
1. Employee’s annual salary will be $200,000 with a bonus potential of $40,000 based on achievement of mutually agreed goals.

2. We will also recommend that the company’s Board of Directors/Compensation Committee, at their discretion, grant you an option to purchase 75,000 shares of the company’s common stock under the MRV Communications, Inc. Non-director and Non-Executive Long Term Stock Incentive Plan for Employees of LuminentOIC, Inc., which option shall be subject to the terms of said plan and the Stock Option Agreement between you and LuminentOIC, Inc. Your options will have an exercise price equal to the closing price per share of MRV Communication’s common stock on the NASDAQ on the date of the grant and will vest over a four-year period in annual installments of 25% commencing on the first anniversary of your grant date. The terms of the Options shall be set forth in a separate stock option agreement (the “Option Agreement”). All of the Employee’s rights and remedies with regard to the Options are set forth in the Option Agreement and the related Plan. Employee’s ability to exercise his or her Options shall be limited by the terms of the Option Agreement and Plan as more specifically set forth therein.
In addition, if LuminentOIC is sold to a third party and there is a change in control and you do not continue as the Chief Financial Officer of the new entity, you will receive as severance twelve (12) months of salary.
3. Employee understands that he or she shall be exempt from overtime payments as defined by state and federal wage and hour laws. Employee further understands that during his/her employment, Employee shall devote such time, interest, and effort to the performance of this agreement as may be fairly and reasonably necessary.
E. Other Employee Benefits
1. Upon successful completion of an Introductory Period, as defined by the company’s policies and procedures, Employee shall be entitled to all employee benefits extended, from time to time, to all regular, full-time employees of LUMINENTOIC INC.; however, the company reserves the right to modify, suspend or discontinue any and all benefit plans, policies, and practices at any time without notice to or recourse by Employee.
F. Prohibition Against Assignment and Modification
1. Employee acknowledges that the services to be rendered by him or her are unique and personal. Neither this Agreement nor any right or obligation of Employee hereunder may be assigned by Employee without the prior written consent of the Chief Executive Officer or President of LUMINENTOIC INC. Subject thereto, this Agreement and the covenants and conditions herein contained shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.
2. This Agreement may not be modified except by a writing duly signed by the Chief Executive Officer, President, or Vice President of Human Resources of LUMINENTOIC INC.
G. Execution of Other Documents and Agreements
1. Employee represents and warrants herein that he or she shall execute LUMINENTOIC INC.’s Assignment of Rights and Confidentiality and Non-Disclosure Agreement, and further understands that employment with the company is contingent upon employee’s execution of said agreement.
H. Background Check
1. Employee acknowledges that his/her employment with the Company is contingent upon successful completion of a background check.

I. Policies and Procedures
1. Employee agrees to comply with the Company’s policies and procedures, both oral and written. Said agreement to comply is a condition precedent to Employee’s employment with the Company. Employee shall execute all forms acknowledging receipt of and adherence to said policies and procedures.
I HAVE READ ALL OF THIS AGREEMENT AND UNDERSTAND IT COMPLETELY. BY MY SIGNATURE BELOW, I REPRESENT THAT THIS AGREEMENT IS THE ONLY STATEMENT MADE BY OR ON BEHALF OF THE COMPANY UPON WHICH I HAVE RELIED IN SIGNING THIS AGREEMENT.

Date: December 26, 2006		Brett Chloupek

[Name of Employee]

/s/ Brett Chloupek

[Signature]

	Address:	26031 Sandburg Pl.
Stevenson Ranch, CA 91381

Date: December 26, 2006		LUMINENTOIC INC.

/s/ Betty Ann Orserio

[Signature]

Director HR

[Title: Chief Executive Officer, President, or Director of Human Resources]

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